Exhibit 4.5

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

VEIN ASSOCIATES OF AMERICA, INC.
WARRANT

TO PURCHASE STOCK

Certificate Number: W-	Dated: June __, 2007

For value received, ______________ (the “Investor”), and his, her, its registered assigns are entitled to purchase from Vein Associates Of America, Inc., a Florida corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date of this Warrant and prior to 5:00 p.m., New York time, on June __, 2012 (the “Expiration Date), at the purchase price per share equal to $0.10 (the “Warrant Price”, subject to adjustment as provided herein), ___________ shares (the “Warrant Shares”, subject to adjustment herein) of the Company’s Common Stock (as hereinafter defined). Notwithstanding the foregoing, any exercise of this Warrant shall be subject to the terms and conditions hereof, including the limitations contained in Sections 3.3 and 3.4. Certain terms used but not defined elsewhere herein have the meanings assigned to them in Section 18 below.

Section 1.      Transferability of Warrants.

1.1      Warrant Register and Registration. The Secretary of the Company shall keep or cause to be kept at the office of the Company, books for the registration and transfer (the “Warrant Register”) of this Warrant certificate and any other Warrant certificate issued pursuant to the terms of this Warrant (collectively, this “Warrant”). This Warrant shall be numbered and shall be registered in the Warrant Register as issued. The Company and the Secretary of the Company shall be entitled to treat the person in whose name this Warrant is registered on the Warrant Register as the owner in fact for all purposes of this Warrant registered in such person's name (each registered owner is herein referred to as a “holder” of such Warrant) and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

1.2      Transfer. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Assignment attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company will, subject to the terms of Section 6 (including the payment of any applicable transfer taxes by the Transferor), issue and deliver to or on the order of the Transferor pursuant to the Transferor Endorsement Form, a new Warrant of like tenor, in the name of the transferee(s) specified in such Transferor Endorsement Form.

1.3      Form of Warrant. Any Warrant or Warrants issued pursuant to Section 1.2 shall be of like tenor to this certificate.

Section 2.      Exchange of Warrants. This Warrant may be exchanged at the option of the holder for another Warrant or Warrants entitling the holder thereof to purchase a like aggregate number of Warrant Shares as this Warrant surrendered then entitle such holder to purchase. Any holder desiring to exchange this Warrant shall deliver a request in writing to the Secretary of the Company at the principal executive office of the Company, together this Warrant to be so exchanged, properly endorsed. Upon receipt of the foregoing, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.

Section 3.      Term of Warrants; Exercise of Warrants; Maximum Exercise.

3.1      Term of Warrants; Conversion to Common Stock Purchase Warrant. Each holder shall have the right, at any time before 5:00 p.m., New York time, on the Expiration Date, or, if such date is not a Business Day, the next Business Day, to purchase from the Company that number of fully paid and nonassessable Warrant Shares as entitled under this Warrant and subject to the limitations and procedures contained herein. .

3.2      Exercise of Warrants.

(a)     Subject to Section 3.3, this Warrant may be exercised upon surrender to the Company, in care of the Secretary of the Company, of this Warrant to be exercised, together with the duly completed and signed form of Election to Purchase in the form attached hereto, together with (i) payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then being exercised (a “Cash Exercise”) or (ii) notification to the Company that this Warrant is being exercised pursuant to a “Cashless Exercise” (as defined in Section 3.2(b)). Payment of the aggregate Warrant Price upon exercise pursuant to this Section 3.2(a), if any, shall be made by delivery of a good check to the principal executive office of the Company or (if approved by the Company) by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company.

(b)     (i)     The Investor may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Warrant Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

     Net Number = (A x B) - (A x C)

                            B

     For purposes of the foregoing formula:

A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B= the Average Market Price of the Common Stock on the trading day immediately preceding the date of the Election to Purchase.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(ii)     Notwithstanding Section 3.2(b)(i), this Warrant may not be exercised by means of a Cashless Exercise if (1) the Company fails to register the Warrant Shares pursuant to an effective registration statement under the 1933 Act or (2) the Company fails to file the reports required to be filed by the Company under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder. In addition, a Cashless Exercise of this Warrant may not be made until on or after the date that is six (6) months from the Original Issue Date of this Warrant.

(c)     Subject to Section 5, upon such surrender of this Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder, and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with, a check or cash in respect of any fraction of a share of Common Stock, otherwise deliverable upon such exercise, as provided in Section 5. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named thereon shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as applicable.

(d)     The rights of purchase represented by this Warrant shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant pursuant to the provisions of this Section 3.2.

3.3      Maximum Exercise. The holder may not acquire a number of Warrant Shares to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 4.99% of the total number of shares of Common Stock of the Company then issued and outstanding. The percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of an Election to Purchase by a holder will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Securities and Exchange Commission, that the issuance of the full number of Warrant Shares requested in such Election to Purchase is permitted under this paragraph.

3.4      Authorized Shares. The holder may not exercise this Warrant until such time as the Company has effected the Authorized Share Increase pursuant to Section 7.1 below.

Section 4.      Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter described.

4.1      Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price payable in connection therewith shall be subject to adjustment from time to time as follows:

(a)     If the Company shall at any time while this Warrant is outstanding pay a dividend on the Common Stock in shares of the Common Stock (including, if applicable, in shares of Common Stock held by the Company in treasury or by a Subsidiary), subdivide or split its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then, in each such case, the number of Common Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Common Warrant Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 4.1(a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, split, combination, reclassification or recapitalization.

(b)     All calculations under this Section 4 shall be made to the nearest whole share of Common Stock.

(c)     Whenever the number of Common Warrant Shares issuable upon the exercise of this Warrant is adjusted pursuant to Section 4.1(a) above, the Warrant Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Common Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such adjustment, and the denominator of which shall be the number of Common Warrant Shares so purchasable immediately thereafter.

(d)     For all purposes of this Warrant, the terms “Common Stock” and “shares of Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company, par value $0.001 per share at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 4.1(a) above, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Warrant Shares contained in Section 4.1(a) above, and the provisions of Sections 4.2, 4.3, 4.4 and 4.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

4.2      Time of Adjustments. Except as otherwise expressly provided in Section 4.1, each adjustment required by Section 4.1 shall be effective as and when the event requiring such adjustment occurs.

4.3      Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each holder, a certificate of an officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

4.4      No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment shall be made during the term of this Warrant or upon the exercise of this Warrant in respect of any dividends declared or paid on the Common Stock.

4.5      Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of this Warrant, a Warrant or Warrants theretofore or thereafter issued may continue to express the same Warrant Price and number and kind of shares issuable upon exercise of this Warrant as are stated in the initial Warrant.

Section 5.      Fractional Interests. No fractional Warrant Shares shall be issued upon the exercise of Warrants, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Price per Warrant Share on the Trading Day immediately preceding the date of exercise of this Warrant times such fraction. If more than one Warrant certificate shall be presented for exercise at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of all Warrants so exercised.

Section 6.      Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.      Reservation of Warrant Shares; Valid Issuance.

7.1      Reservation of Warrant Shares. As promptly as reasonably practicable following the Original Issue Date, the Company shall use its best efforts to cause for an amendment to its Articles of Incorporation so as to increase the number of shares of Common Stock (whether by increasing the total number of authorized shares of Common Stock or combining the outstanding shares of Common Stock into a smaller number of shares or both) such that there exists a sufficient number of authorized, but unissued shares of Common Stock (after giving effect to any increase in authorized Common Stock and/or combination of outstanding shares of Common Stock that the Corporation may implement) to enable all of the Warrants issued pursuant to the Subscription Agreements to be exercised in accordance with their terms (the “Authorized Share Increase”). The Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock from and after the date of the Authorized Share Increase, solely for the purpose of effecting the exercise of this Warrant and other Warrants issued pursuant to the Subscription Agreements, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock, shall be subject to reservation in respect of such Warrants. The Company shall from time to time take all necessary actions, in accordance with the laws of the State of Florida, to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the exercise of all the then outstanding Warrants.

7.2      Valid Issuance. Subject to Section 3.3 and 3.4, all shares of Common Stock or other securities issued upon exercise of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, free from all liens, charges, security interests and encumbrances created by the Company with respect to the issuance and delivery thereof.

Section 8.      Mutilated or Missing Warrants. If any Warrant certificate shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrant certificates returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost warrant affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.

Section 9.      No Rights as Stockholder. Except as provided in the last sentence of Section 3.2(b) hereof, nothing contained in this Warrant or in any of the Warrants issued pursuant to the Subscription Agreements shall be construed as conferring upon the holder or its transferee the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 10.      Notice to Holders. At any time prior to the expiration of this Warrant and prior to its exercise, if any of the following events shall occur:

(i)     the Company shall declare any dividend or other distribution on the Common Stock (other than a stock split by way of a stock dividend);

(ii)     the Company shall take a record of the holders of Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock; or

(iii)     the Company shall propose any (A) capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value or from no par value to par value), (B) exchange or conversion of the Common Stock for or into securities of another corporation or other entity, (C) consolidation or merger of the Company with or into any other person (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or (D) sale, lease or other conveyance of all or substantially all of the assets of the Company;

then the Company shall give notice in writing of such event to the holders at least 15 Business Days prior to (x) the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or other distribution or subscription rights, (y) the date on which such repurchase is authorized by the Board of Directors of the Company or (z) the date fixed for the determination of stockholders entitled to vote on such proposed reorganization, recapitalization, subdivision or reclassification, exchange, conversion, consolidation, merger, sale, lease or other conveyance. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

Section 11.      Call Option. The Company shall have the option to "call" this Warrant (the “Warrant Call”), in accordance with and governed by the following:

11.1      The Company shall exercise the Warrant Call by giving to the Investor a written notice of call (the “Call Notice”) during the period in which the Warrant Call may be exercised.

11.2      The Company’s right to exercise the Warrant Call shall commence with the actual effective date of a registration statement described in Section 2.1 of the Investor Rights Agreement among the Company the Investor and certain other stockholders of the Company and thereafter, shall be coterminous with the exercise period of the Warrants; provided, that the registration statement is effective at the date the Call Notice is given and through the period ending 14 Business Days thereafter. In no event may the Company exercise the Warrant Call at any time unless the Warrant Shares to be delivered upon exercise of the Warrant, will be upon delivery, immediately resalable, without restrictive legend and upon such resale freely transferable on the transfer books of the Company.

11.3      Unless otherwise agreed to by the Investor, the Call Notices must be given to all Investors who receive Warrants similar to this Warrant (in terms of exercise price and otherwise) on or about the same issue date as this Warrant in proportion to the amounts of Warrant Shares which can be purchased by the respective Investors in accordance with the respective Warrants held by each.

11.4      The Company may give a Call Notice in connection with the Warrant Shares issuable upon exercise of this Warrant provided that the Average Market Price is 200% of the Common Warrant Price.

11.5      The respective Investors shall exercise their Warrant rights and purchase the appropriate Warrant Shares and pay for same within 14 business days of the date of the Call Notice. If the Warrant Holder fails to timely pay the funds required by the Warrant Call, the Company may elect to cancel a corresponding amount of this Warrant.

Section 12.      Notices. All notices and other communications required or permitted to be given with respect to this Warrant shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (x) through (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the holder at the address in the Warrant Register and to the Company at its principal executive office.

Section 13.      No Waivers; Remedies. Prior to the Expiration Date, no failure or delay by any holder in exercising any right, power or privilege with respect to this Warrant shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Warrant shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 14.      Amendments. No amendment, modification, termination or waiver of any provision of the Warrant, and no consent to any departure from any provision of this Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 15.      Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the state of New York that apply to contracts made and performed entirely within such state.

Section 16.      Severability of Provisions. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of the provision in any other jurisdiction.

Section 17.      Headings and References. Headings in this Warrant are included for the convenience of reference only and do not constitute a part of this Warrant for any other purpose. References to sections in the Warrant are references to the sections of the Warrant, unless the context shall require otherwise.

Section 18.      Definitions. For purposes of this Warrant, the following terms have the following meanings:

(a)     “Affiliate” any entity or person that controls, or is controlled by, or is under common control with the entity or person specified.

(b)     “Average Market Price” per share of Common Stock on any date means the average of the daily Closing Prices for the 15 consecutive Trading Days commencing 20 Trading Days before such date.

(c)     “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

(d)     “Closing Price” means, as applied to shares of any class of stock on any date, the last reported sales price, regular way, per share of such shares on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, in either case as reported by the National Association of Securities Dealers, Inc. or, if not so reported, as reported by any similar interdealer system selected by the Board of Directors of the Company then in general use, or, if on any such date the shares of stock are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of stock selected by the Board of Directors of the Company. If any such class of stock is not publicly held or so listed or publicly traded, “Market Price” means the fair market value per share as determined in good faith by the Board of Directors of the Company.

(e)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)     “group” means a “group” within the meaning of Rule 13d-5(b) promulgated under the Exchange Act.

(g)     “Original Issue Date” means June ___, 2007.

(h)     “person” means a “person” within the meaning of Section 3(a)(9) of the Exchange Act.

(i)     “Subscription Agreements” means, the series of Subscription Agreements, each dated as of the date hereof, between the Company and the Purchasers thereto.

(j)     “Trading Day” means, as applied to any class of stock, any day on which the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not included therein, any similar interdealer system then in general use in which the shares of such stock are included, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available.

The parties have executed and delivered this Warrant as of the date set forth above.

VEIN ASSOCIATES OF AMERICA, INC.
By:___________________________________ Name: Andrew J. Schenker Title: Chief Financial Officer
INVESTOR: Name:
Signature: Name: Title:

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

VEIN ASSOCIATES OF AMERICA, INC.

Election to Purchase

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Vein Associates of America, Inc., a Florida corporation (the “Company ”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant ”), in accordance with the terms of the Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.      Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

_____	a “Cash Exercise” with respect to _________________ Warrant Shares;
and/or
_____	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.      Payment of Exercise Price. The holder makes payment of the Exercise Price as follows:

_____	The sum of $_______________ in cash with respect to the Warrant Shares to be issued pursuant to a Cash Exercise (using a Warrant Price of $________ per share).
_____	The cancellation of an aggregate of ____________Warrant Shares with respect to the Warrant Shares to be issued pursuant to a Cashless Exercise (using an Average Market Price of $_______ per share).

3.      Delivery of Warrant Shares. The holder hereby requests that certificates for the Warrant Shares purchased hereby be issued and delivered as follows, and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, the holder:

Issued to: (please print or type name and address) (please insert tax identification number)	Delivered to: (please print or type name and address)

Date: _______________, ______	_____________________________________
Name of Registered Holder

By: ________________________________
Name:
Title:

ASSIGNMENT

(To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

[PLEASE INSERT NAME, ADDRESS, AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

the right to purchase an aggregate of _____________ shares of Common Stock to which this Warrant are subject, and does hereby irrevocably constitute and appoint

_____________________________________________________________________

attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED: _________________, 20___.
_____________________________________
Name of Registered Holder

By: ________________________________
Name:
Title:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed: _____________________